Exhibit 5.1

June 17, 2005

BJ’s Restaurants, Inc.

16162 Beach Boulevard, Suite 100

Huntington Beach, CA 92647

Re:	BJ’s Restaurants, Inc. Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 5,640,000 shares of your common stock, no par value (the “Stock”). The Stock represents shares of common stock issuable pursuant to the Company’s 2005 Equity Incentive Plan which was approved by the Company’s shareholders at the Company’s annual meeting of stockholders held on June 14, 2005. We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Stock.

In the course of our acting as counsel to the Company, we have examined originals or copies of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures (other than persons signing on behalf of the Company), (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents made available to us by the Company,

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof we are of the opinion that:

When the Registration Statement has become effective under the Act, subject to said actions being duly taken and completed by you as now contemplated prior to the issuance of the Stock and subject to the appropriate qualification (or exemption therefrom) of the Stock by the appropriate authorities of the various states in which the such Stock will be sold, the Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement and in accordance with the provisions of the plans referenced in the Registration Statement, be validly issued, fully paid and non-assessable.

We are furnishing this opinion to you solely for your benefit. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/    JEFFER, MANGELS, BUTLER & MARMARO LLP